UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019 (September 10, 2019)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 255-4337

Cosmo Ventures, Inc., 112 North Curry Street, Carson City, Nevada 89703
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2019, as amended effective August 27, 2019, Allied Corp, formerly known as Cosmo Ventures, Inc., a Nevada Corporation (“Allied “) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of AM (Advanced Micro) Biosciences, Inc., a British Columbia company (“AM Biosciences”). Effective September 10, 2019, the parties closed the Reorganization Agreement. As part of the transaction, Pacific Capital Investment Group, Inc., the then majority shareholder of Allied (the “Allied Shareholder”) delivered 55,700,714 of common stock, representing approximately 73.2% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the prior shareholders of AM Biosciences and certain other designees of AM Biosciences. Further, as part of the transaction, the Allied Shareholder submitted for cancellation and return to treasury 10,459,317 shares of common stock. As a consequence, immediately subsequent to the close of the Reorganization Agreement, the Company has 76,046,680 shares of common stock outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Reorganization Agreement, effective on September 10, 2019, Allied acquired 100% of the issued and outstanding equity of AM Biosciences from the shareholders of AM Biosciences. The business of AM Biosciences is described in Item 8.01 Other Events, below. As consideration for the equity of AM Biosciences, the Allied Shareholder issued and delivered 55,700,014 shares of common stock, representing approximately 73.2% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the previous shareholders of AM Biosciences and other designees of AM Biosciences.

Item 3.02 Unregistered Sales of Equity Securities.

Effective August 3, 2019, upon notice to and review by FINRA, the Company completed a 5.666 shares for each one share dividend (accounted for in our financial statements as a one for 6.666 forward stock split), resulting in the issuance of 73,658,000 additional shares of common stock.

Effective August 27, 2019, the Company issued a total of 2,700,000 shares of common stock to 11 accredited investors who purchased such shares in a private placement during May 2019 at a purchase price of $0.50 per share raising in the aggregate $1,350,000.

Also effective August 27, 2019, the Company issued a total of 4,000,000 shares of common stock to one accredited investor who purchased such shares in a private placement during July 2019 at a purchase price of $0.75 per share or $3,000,000 in the aggregate.

Item 5.01 Changes in Control of Registrant

Pursuant to the Reorganization Agreement, the Allied Shareholder delivered 55,700,014 shares of common stock, representing approximately 73.2% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the previous shareholders of AM Biosciences and other designees of AM Biosciences, resulting in a change of control of the Registrant.

Also as part of the transaction, the then director of Allied Corp. elected Calum Hughes as Chief Executive Officer and Director, Anthony Zelen as a Director, Paul Bullock as Chief Operating Officer and Director, David Weinkauf as a Director, and Malcom Davidson as Chief Financial Officer. The identity and percentage ownership of the controlling shareholders, officers and directors is set forth in Item 8.01 Other Events, below.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Name Change

As part of the Reorganization Agreement, pursuant to an amendment filed with the Nevada Secretary of State on July 10, 2019 the name of the Company was changed from Cosmo Ventures, Inc. to Allied Corp.

Change of Authorized Capital

Pursuant to the Certificate of Amendment filed with the Nevada Secretary of State on July 10, 2019, the Company changed its total authorized capital as follows: The total number of common stock authorized that may be issued by the Corporation is three hundred million (300,000,000) shares of common stock with a par value of one hundredth of one cent ($0.0001) per share and 50,000,000 shares of preferred stock with a par value of one hundredth of one cent ($0.0001) per share. To the fullest extent permitted by the laws of the state of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation.

Item 8.01 Other Events

As a result of the Reorganization Agreement, Allied Corp. has altered its primary operation. The new primary business of the company is as follows:

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1. Business of the Company

General

Allied (or “Allied” or “the Company”) is a public Nevada corporation focused on bringing to market medical cannabis in Canada initially, via our wholly-owned subsidiary AM (Advanced Micro) Biosciences, Inc. that has end stage national license applications.

References in this section to “Allied” or the “Company” also include references to the operations of our subsidiary AM (Advanced Micro) Biosciences, Inc. which occurred prior to closing of the reorganization agreement.

Allied has plans for international expansion into South America via acquisitions of national license holders. As a research and development company, Allied’s focus is on creating and providing targeted cannabinoid health solutions for today’s medical issues. One of our top R&D priorities is developing effective Post Traumatic Stress Disorder (PTSD)/Post Traumatic Stress Injury (PTSI) solutions.

Led by a team of experienced Industry experts, Allied will use that valuable data to properly select and secure the appropriate products and business activities to ensure the company’s success.

The Company’s vertically integrated approach focuses on sufferers of PTSD. This market includes:

•	Canadian Veterans, with initially an approximate 6,000 veterans available for first contact and onboarding, and a veteran base of approximately 650,000 in Canada from the War Service and Canadian Armed Forces

•	An additional 2,000,000+ Canadian veterans who also suffer in certain numbers from PTSD, including estimates of:

•	740,000 RCMP/Police Officers

•	925,000 Correctional Services Canada/Canadian Border Services Agency/Canadian Peace Officers

•	280,000 Firefighters (not including volunteers)

•	75,000 Paramedics

•	Potential South American market

•	Potential United States market: approximately 15 million veterans.

The Company’s additional focus is on neutraceutical products for veterans and general public through bringing hemp derived nano-technology products to market in the United States. Differentiators from our competitors potentially include the low cost, high margin production that Allied has available via Colombian Production.

Recent Developments

During the period May 7, 2019 through June 15, 2019, a total of $1,325,000 in proceeds was raised in a private placement to 11 accredited investors at a price of $0.50 per share. In connection with the offering, the Company issued 2,650,000 shares of common stock.

During July 2019, a total of $3,000,000 in proceeds was raised in a private placement to one accredited investor at a price of $0.75 per share. In connection with the offering, the Company issued 4,000,000 shares of common stock.

Since receiving the funds from the private placements, the Company’s management team has utilized these funds to expedite several key corporate milestones.

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MediColombias Acquisition (Colombia Licensed Producer)

In May 2019, the Company entered into an agreement to acquire a company called Medi Colombias SAS. This company is based in Colombia with a full set of licenses and a lease agreement in place to begin production on a 5 hectare parcel of land. We have the ability to scale production to over hundreds of hectares. This is located in the area of Bucamaranga, Colombia.

This acquisition includes a high level scientific team of experts and significant capital expenditures spent on an irrigation holding pond, security towers, fencing, etc. to meet the Colombia minister of justice and minister of agriculture requirements.

The total acquisition price is $5,200,000. That price is payable (a) $185,000 USD within 5 days of signing the acquisition (this has been completed from the private placement funds); (b) $200,000 USD within 30 days of signing the acquisition (this has also been completed from private placement funds); (c) $315,000 USD within three months of signing the acquisition and (d) 4,500,000 shares of common stock valued at $1.00 USD per share.

An additional $700,000 USD will be paid to MediColombias in the form of Advanced Micro or Allied shares at a 30 day moving average market share price, once the terms noted in the following table are achieved. All of these performance-based production volumes are based upon product produced from MediColombias.

Colombian National Ministry of Agriculture approval for seed evaluation

In May 2019, we received notice from the National Ministry of Agriculture (ICA) that our seeds are successfully registered and we can begin what they call the “seed evaluation” process of production. This involves planting 60 plants of each strain. We have plants going into the ground within the second quarter of 2019.

After the harvesting of these plants, ICA will conduct an on-site inspection and may authorize the large scale initiation of production. The approval for “seed evaluation” came 6 months ahead of our anticipated timeline. We are consequently on pace for first harvest during first two quarters of 2020. We had originally anticipated this within third and fourth quarters of 2020.

In addition to this, to adhere to strict production regulations around seed approval and strain-acclimatization, in Canada we have created research and development environments (under personal production licenses approved by the Canada Regulators) that mimic the micro-climates in Suesca, Ibague and Bucamaranaga. Our strains have performed very well in all three of these micro-climates. We have stressed the strains with very high temperatures and humidity levels to mimic the natural weather patterns in the areas in which we will be cultivating. This is designed to mitigate the acclimatization risk that many peer companies are experiencing in Colombia.

Falcon Ridge Acquisition (Canadian end-stage Licensed Producer applicant).

In May 2019, AM Biosciences closed a share purchase agreement and made the first installment payments for the acquisition of late stage Canadian Licensed Producer applicant: Falcon Ridge (the “Falcon Ridge Acquisition”).

The purchase is for a total of $2,150,000. This payment will be paid (a) $250,000 CDN due May 31, 2019 (this has been paid out of the proceeds of the $0.50 cent private placement); (b) $250,000 CDN due on or before July 01, 2019 (this has also been paid out of the proceeds of the $0.50 cent private placement); (c) $700,000 CDN due within five days of receiving full license (which we anticipate in the fourth quarter of 2019); and (d) 950,000 shares in AM Biosciences valued at $1.00 CDN per share.

We were given the approval from Health Canada as “Confirmation of Readiness” for this application.

Assumption of contract of purchase and sale of 8999 Jim Bailey Rd.

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In May 2019, AM Biosciences assumed the contract of purchase and sale of real property located at 8999 Jim Bailey Rd. This is for the purchase of two real lots of approximately 1.1 acres each. This contract of purchase and sale is set to close in the third quarter of 2019. This land will be where the Canadian Licensed Producer and product processing and extraction facility will be located. Land preparation is well underway and is expected to be ready for when the building arrives in the third quarter of 2019.

Natural Health Products Acquisition

In May 2019, as a part of the Falcon Ridge Acquisition, the management team of AM Biosciences were able to negotiate the inclusion of a natural health products catalogue of products. This includes 50 products in the natural health vertical market. Three of these products are of particular interest as they have Natural Health Products registration numbers with Health Canada. AM Biosciences can add these to the product offerings both in Canada and the United States.

First inaugural healing retreat was hosted

In May 2019, AM Biosciences hosted the first inaugural healing retreat for veterans and first responders. A total of 29 people attended this retreat. This involved offering the participants healing activities such as education of the nature of PTSD, how to process through an event that is triggering to the individual, and activities to reset the nervous system. A full evaluation was done and planning has been initiated to host the next event in the third quarter of 2019.

Natural health vertical run of first product: “Tactical Relief ™“

In June 2019, AM Biosciences was able to source, negotiate and execute and agreement to do the first packaging run of the “Tactical Relief” product that is targeted at veterans in the United States. This product is not based on THC, but rather a Hemp-derived CBD product that is targeted at the veteran community. We anticipate selling through a small 500 product launch in the second quarter of 2019. We have been able to secure distribution in Indiana, Kentucky, Tennessee and Illinois. The management and sales of this product is handled through a licensing deal with a company called Savage Consulting, LLC. Due to the national legislation in the United Sates, Allied has licensed the management of the hemp derived CBD product, Tactical Relief™ to Savage Consulting, LLC.

Xtreme Cubes construction has begun

In June 2019, AM Biosciences signed the production and manufacturing contract to begin the manufacturing of the full building for the Canada extraction and production facility. This building will be a fully scalable, modular building. This building is expected to come off of the production line in Nevada sometime in the third quarter of 2019. We anticipate being able to extract and produce additional strain development in this building beginning fourth quarter 2019. The Company made an upfront payment of $230,000 USD in June 2019 and an additional payment of $903,385 in August 2019.

Development Timeline

Through its operating subsidiary, the principals of Allied (the “Principals”) commenced development of the Company and its products in 2002 through development of regulatory knowledge, development and collection of over 200 proprietary strains of cannabis targeted at specific diseases and in 2005 obtained production experienced under approved personal production Canadian legislation. Beginning in 2012, the Company’s principals were involved in over 48 Health Canada applications for licensing and were working with Health Canada to inform national cannabis policy. The Company began seeking strategic partners to help veterans, police, fire and ambulance specifically with PTSD issues. During 2014 through 2017, The Company worked with several licensed producers in Canada and development strategic connections, supply and distribution companies into Europe. The Principals also continued to develop novel strains of cannabis for PTSD.

In 2018 the Company acquired its development site for cannabis production and completed an approximate $800,000 round of initial seed funding via AM Advanced Biosciences. The Company set up strategic partnerships in South America for production and in the United States for sales and distribution of hemp derived CBD products. In 2019, the Company is working towards expansion into Colombia and has signed a letter of intent to acquire land in Colombia as well as additional facilities in Canada. The Company will begin distribution of hemp derived CBD products for veterans and first responders into the United States.

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The Allied Charitable Foundation

Affiliated with the Company is the Allied Charitable Foundation. The Allied Charitable Foundation has been created in accordance with Allied’s overall mission to help promote healing for as many Veterans and first responders as possible. It is Allied’s vision to create a legacy that will perpetuate the opportunities for those suffering from Post Traumatic Stress to embark on their own healing journey. Allied has a dedicated team working with the Allied Foundation to ensure a broad range of holistic healing modalities are introduced to those in suffering. Through the Foundation, assistance may also be provided to those who truly need help but may not have all the means to achieve it. The powerful legacy created by the Allied Charitable Foundation will ensure that those suffering from Post Traumatic Stress will receive assistance for years and years to come.

Historical Company Information

Allied was incorporated in the State of Nevada on February 3, 2018 under the name “Cosmo Ventures, Inc.” On July 2, 2019 the Company filed a Certificate of Amendment with Nevada changing the name to Allied Corp.

Effective July 25, 2019 the Company entered into a Stock Purchase and Reorganization Agreement with AM (Advanced) Biosciences, Inc., a British Columbia Canada corporation. Upon completion of the closing effective September 10, 2019, AM Advanced Biosciences became a wholly-owned operating subsidiary of the Company.

The Company’s principal office is located at 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2. Our telephone number is (877) 255-4337. The Company email is ir@allied.health.

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Legal Status of Cannabis in Canada in 2019

Marijuana was banned in Canada back in 1923, and it took almost 80 years before it became legal to use it for medicinal purposes. Canada finally legalized medicinal cannabis in 2001. Public opinion helped shape the next stage of marijuana law in Canada. In late November 2017, the Cannabis Act, Bill C-45, was passed by the House of Commons. In March 2018, it passed second reading in the Senate and on June 18, 2018, the House passed the bill.

It was passed with almost all of the Senate’s amendments, and the Senate accepted the new version of the bill on June 19, 2018. On October 17, 2018 marijuana in Canada became federally legal around the country.

For medical cannabis use, which is Allied’s target market, those with a prescription are authorized to have up to a five day amount of their prescription. Some patients have 10 grams per day prescriptions. Some patients have 150 grams per days prescriptions.

According to the law, adults are legally permitted to purchase, use, possess, and grow recreational cannabis in Canada. We do not intend to target recreational use. The legal age and cultivation laws vary depending on the province. The minimum legal age is 19 all over Canada except in Alberta and Quebec where it is 18.

The maximum amount one is allowed to possess from a recreational source which we do not intend to target, is 30 grams in all Canadian provinces, but in most locations, one is allowed to have larger amounts at home. In British Columbia for example, a person may possess up to 1,000 grams of marijuana at home. There is no limit to home possession in Manitoba.

Legality of CBD based products in the United States.

In general CBD is legal in the United States, but under very specific conditions.

While the legal status of CBD has become more defined with recent reforms, some laws are still unclear and others may still be needed. Combined with misinformation, many may have a very skewed understanding of what’s legal versus what is not.

The legality of CBD can vary from state to state and federally, but in general, one of the determining factors is whether the CBD is derived from hemp or marijuana. The Company intends to source its CBD cigarettes from hemp. While the two plants are very close relatives, they are classified very differently under the law and understanding the difference is crucial to legally use CBD. Hemp and marijuana are both classifications of plants in the Cannabis genus, and both can produce an abundance of CBD. As members of the same family, hemp and marijuana share many visual similarities, but at a chemical level, the two plants have vastly different amounts of Tetrahydrocannabinol (THC), the intoxicating compound found in Cannabis.

While hemp is characterized by producing a nearly non-existent amount of THC (less than 0.3%), marijuana can produce an abundance of THC (up to 30%). Because of its high THC-content, marijuana may induce severe mind-altering effects when consumed and is federally illegal in the United States and many other countries.

Hemp-derived CBD is legal as long as it is produced within the regulations defined by the law.

In 2018, President Trump passed the Agricultural Improvement Act of 2018 (also known as the 2018 Farm Bill), which removed hemp as a Schedule I substance and reclassified it as an “agricultural commodity.” A common misconception about the 2018 Farm Bill is that it legalized CBD regardless of if it was derived from hemp or marijuana. This is not true. Based on the guidance of the DEA, CBD is a Schedule I substance and is illegal. If, however, the CBD is derived from hemp and adheres to the following regulations set forth in the new farm bill, it is removed as a Schedule I substance and is legal:

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The hemp must contain less than 0.3% THC

The hemp must adhere to the shared state-federal regulations

The hemp must be grown by a properly licensed grower

In addition, the 2018 Farm Bill also removed restrictions on the sale, transportation, and possession of hemp-derived CBD products and allowed for the transportation of hemp-derived CBD products across state lines as long as the products follow regulations defined above.

While hemp-derived CBD is federally legal as long as it adheres to the law, marijuana-derived CBD is more complicated because it is derived from a plant that is illegal. In some states, such as California and Colorado, marijuana is legal for recreational usage, and naturally so is marijuana-derived CBD. Others allow marijuana-derived CBD usage under certain conditions, such as a specific medical condition, and some states strictly prohibit it. As of 2019, there are 10 States where Cannabis, including both marijuana and hemp, are completely legal for recreational and medicinal use. These states are Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, and Washington. In addition, as of 2019, there are a total of 47 states (including the 8 states mentioned above) where marijuana-derived CBD is legal for medicinal usage. The specific regulations for such use vary from state to state with a majority of states allowing medicinal use for a broad range of conditions, while others set specific requirements for approved use (ie, the CBD must contain less than a certain percentage of THC or the patient suffers from a specific condition).

States with regulations that permit the use of marijuana-derived CBD for a broad range of conditions include Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Hawaii, Illinois, Maine, Maryland, Massachusetts, Michigan, Minnesota, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Dakota, Ohio, Oregon, Pennsylvania, Rhode Island, Vermont, Washington and West Virginia.

States with regulations that permit the use of marijuana-derived CBD under certain circumstances include Alabama, Georgia, Indiana, Iowa, Kentucky, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Utah, Virginia, Wisconsin, and Wyoming.

Both hemp-derived and marijuana-derived CBD are legal at varying levels in a majority of the United States; however, there are certain states where marijuana-derived CBD is strictly prohibited and even hemp-derived CBD is a bit of a gray area. There are currently three (3) states that have taken a strong stance against CBD in the US: Idaho, Nebraska, and South Dakota.

The Allied Business Model

The Company’s focus will be on the lowest cost of production with high quality. This is intended to produce the highest margins possible. Given the average cost of production in Canada being approximately $1.52CDN per gram, the Allied anticipated $0.09-0.15 cents per gram will provide a serious competitive advantage.

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Products and Services

The company has acquired a catalogue of CBD (Cannabidiol) based products that include a heal-all cream, SPF 30 sun screen, anti-aging cream. Additional products using nano-technology will be produced for the medical and over the counter use.

•	We plan on bringing to market a catalogue of nano-encapsulated cannabinoid products. In addition to this, we plan to offer balms, edibles, tinctures and many other products intended to help veterans and first responders

•	A mechanical nano-emulsification process is applied to encapsulate the cannabinoids with a nano “micelle”. This molecule is rendered water soluble. This eliminates the need to combust (or smoke) the product, which is the least healthy way of administration

•	Patients and customers can enjoy the therapeutic benefits without needing to smoke any plant material

•	The onset/offset of therapeutic benefit occurs within a much more predictable timeline:

•	3 minute therapeutic titration point

•	15 minute maximum effect

•	3 hour off set time

In addition to this, the Company plans to continue to develop solid partnerships for sales and distribution into South America.

Through Allied’s products and supply chain, clients will be able to access superior cannabis-related products with a greater level of confidence regarding quality control. The rapid growth of the cannabis sector requires companies to have sophisticated production and customer support systems in order to remain competitive and scalable. Allied is fortunate to have assembled a team of industry veterans and management professionals with the background and experience to enable the Company to build, manage and grow such systems.

Colombia Production

The Company’s Colombia facility is intended to provide the following benefits. Essentially, the site is situated in ideal equatorial climate conditions for growing:

•	12 hours of consistent natural sun all year round

•	Massive land mass potential for expedient scale

•	Steady temperatures with low variance during the year

•	Rich fertile soils and plentiful water supply

•	Multiple harvests per year of premium quality product

•	Large cohort available of economical, experienced farming workforce

•	Local farming skills honed over generations

•	Sustainable labor costs

•	Clear recognition of tax, job and industry benefits

•	Environmentally and socially sustainable production

•	Natural sunlight minimizes energy usage and carbon footprint

•	Water usage not competing with local requirements

•	Growing conditions lend well to pest and disease management

•	Ability to create jobs and boost local/national economies

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Canadian Operations

The Company does not intend to produce large scale quantities of product in Canada. Our business model will focus on strain development and end-product processing may occur in Canada when possible. Large scale production will occur in South America.

•	Advantage for quality assurance and process control.

•	National legalization for recreational and medicinal cannabis.

•	Located in the region that leads the globe in strain development and production knowledge (British Columbia).

•	Ability to produce as “Canadian Made” with source materials produced internationally.

•	The premium quality that comes from the controlled environment with the Allied Canadian production facilities has been specifically produced to target the Anandamide and CB1 receptors. This product is directly produced for veterans and first responders living with PTSD

•	Extraction of cannabinoids from plant biomass into live resin or to full cannabinoid oil

•	Development of novel delivery mechanisms

•	Proprietary formulations for cannabinoid disease targets

•	Extraction and development of product formulations

•	Plant tissue culture propagation

•	Breeding and genetics

•	Micro-biology

•	Plant pathology and pest control

•	Analytical testing and plant diagnosis

•	Pre-clinical trials of cannabinoid-based therapies

Competition

We face significant competition in the Cannabis and CBD industry. We compete for business primarily on the basis of size and coverage, location, price, quality, and brand recognition. We may also face competition from new entrants into the cannabis service business.

Significant competition could reduce our operating margins and profitability and lead to a loss of market share. Some of our existing and potential competitors may have competitive advantages such as significantly greater brand recognition, a longer history in development of cannabis products, CBD manufacture and distribution, marketing or other resources, and may be able to mimic and adopt our business model. In addition, several of our competitors have significantly larger networks than we do, which gives them an ability to reach a larger number of overall potential consumers and which may make them less susceptible than we are to downturns. We cannot assure you that we will be able to successfully compete against new or existing competitors, and failure to compete may reduce for existing market share and profits.

Some of our major competitors in the Canadian cannabis production realm include Canopy Growth Corporation, Aurora Cannabis, Inc., Aphria, Inc., MedReleaf Corp., CannTrust Holdings, Inc., The Supreme Cannabis Company, Inc. OrganGram Holdings, Inc., The Hydropothecary Corporation, Mariacann Group, Inc., and Emblem Corp.

Sales and Marketing

The Company plans to undertake a multi-prong approach to marketing, which will include:

•	Approaching key Canadian Forces Bases (10 Army, 2 Navy, 11 Air Force) and stations

•	Working with Legions Canada and their 1,400 locations across the country

•	Working with Veterans Affairs

•	Creating a sales force of retired service members

•	Utilizing Social Media platforms

In Canada, South America, Europe and Israel we have several partnerships developing that will mobilize the Allied research and development, sales and marketing approach.

With the legalization of cannabis in Canada, the market share taken up by the illicit market will progressively decline while the adult use market and medical market will progressively expand.

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Regulation

For a discussion of the various risk we face from regulation and compliance matters, see “Risk Factors” below.

Employees

As of the date of this filing on Form 8-K, the Company has approximately 16 contracted employees. The Company does not intend to pay a full salary to any of its executives or management at this time. (See “Executive Compensation”). The Company believes that its relations with its employees are good.

Legal Proceedings

As of the date hereof the Company is not party to any material legal proceedings and is not aware of any material threatened litigation.

Risk Factors

The following “risk factors” contain important information about us and our business and should be read in their entirety. Additional risks and uncertainties not known to us or that we now believe to be not material could also impair our business. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. As a result, the market price of our common stock could decline and you could lose all of your investment. In this Section, the terms the “Company,” “we”, “our” and “us” refer to Allied Corp. as well as its subsidiary AM (Advanced Micro) Biosciences, Inc.

Risks Related to Our Operations

We will incur losses and there is no guarantee that we will ever become profitable.

We are a relatively newly formed company. There is no guarantee that we will ever become profitable. The costs for research, product development, machinery adaptation to create our product candidates and cannabis products and/or technologies, along with marketing and selling expenses, and the general and administrative expenses, will be principal causes of our costs and/or potential losses. We may never become profitable and if we do not become profitable your investment could be harmed or lost completely.

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We may need additional capital in the future in order to continue our operations.

We obtained approximately $4,325,000 in our recent private placements which we are using for acquisitions and operations. However, if in the future we do not turn profitable or generate cash from operations and additional capital is needed to support operations, economic and market conditions may make it difficult or impossible to raise additional funds through debt or equity financings. If funds are not sufficient to support operations, we may need to pursue a financing or reduce expenditures to meet our cash requirements. If we do obtain such financing, we cannot assure that the amount or the terms of such financing will be as attractive as we may desire, and your equity interest in the company may be diluted considerably. If we are unable to obtain such financing when needed, or if the amount of such financing is not sufficient, it may be necessary for us to take significant cost saving measures or generate funding in ways that may negatively affect our business in the future. To reduce expenses, we may be forced to make personnel reductions or curtail or discontinue development programs. To generate funds, it may be necessary to monetize future royalty streams, sell intellectual property, divest of technology platforms or liquidate assets. However, there is no assurance that, if required, we will be able to generate sufficient funds or reduce spending to provide the required liquidity. Long-term capital requirements will depend on numerous factors, including, but not limited to, the status of collaborative arrangements, the progress of research and development programs and the receipt of revenues from sales of products. Our ability to achieve and/or sustain profitable operations depends on a number of factors, many of which are beyond our control, including:

•	our ability to successfully sell our cannabis products;
•	Government legislation changes
•	our ability to successfully develop and obtain necessary national, federal, provincial, and/or state regulatory approval(s) for our own product candidates such as hemp cigarettes;
•	the success of our partners and distributors in selling our products;
•	our ability to successfully sell future products if we choose not to partner the product;
•

our ability to manufacture, or have manufactured, products efficiently, at the appropriate commercial scale, and with the required quality, and our ability to source and purchase from third party hemp cultivators that supplies required to produce our products;

•	timing of our partners’ development, regulatory and commercialization plans;
•	the demand for our products from current and future distribution and/or wholesale and/or retails partners;
•	our ability to increase and continue to outsource our raw materials, quality cannabis, and our manufacturing capacity to allow for new product introductions;
•	the level of product competition and of price competition;
•	consumer acceptance of our current and future products;
•	our ability to obtain reimbursement for our products from third-party payers;
•	our ability to develop additional commercial applications for our products;
•	our ability to attract the right personnel to execute our plans;
•	our ability to develop, maintain or acquire patent positions;
•	our ability to procure quality industrial hemp flowers and control these costs; and
•	general economic conditions in the USA and the hemp industry.

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We will launch our cannabis products in 2019 and as a company, we have limited sales and marketing experience.

We will launch marketing for our cannabis products in 2019, and although we have hired highly qualified personnel with specialized expertise, as a company, we have limited experience commercializing cannabis products on our own. In order to commercialize the cannabis products business, we have to build our sales, marketing, distribution, managerial and other non-technical capabilities and make arrangements with third parties to perform these services when needed. We may have to hire sales representatives and district managers to fill sales territories. To the extent we are relying on third parties to commercialize our business, we may receive less revenues or incur more expenses than if we had commercialized the products ourselves. In addition, we may have limited control over the sales efforts of any third parties involved in our commercialization efforts. If we are unable to successfully implement our commercial plans and drive adoption by patients and physicians of our products through our sales, marketing and commercialization efforts, or if our partners fail to successfully commercialize our products, then we may not be able to generate sustainable revenues from product sales which will have a material adverse effect on our business and future product opportunities. Similarly, we may not be successful in establishing the necessary commercial infrastructure, including sales representatives, wholesale distributors, legal and regulatory affairs teams. The establishment and development of commercialization capabilities to market our products has been and will continue to be expensive and time-consuming. As we continue to develop these capabilities, we will have to compete with other hemp companies to recruit, hire, train and retain sales and marketing personnel. If we have underestimated the necessary sales and marketing capabilities or have not established the necessary infrastructure to support successful commercialization, or if our efforts to do so take more time and expense than anticipated, our ability to market and sell our products may be adversely affected.

United States Federal regulation and enforcement may adversely affect the implementation of medical Cannabis and/or Cannabis adult use laws and regulations may negatively impact our revenues and profits.

Although legislation in the United States continues to evolve, there are currently 29 states in the United States, plus the District of Columbia that have laws and/or regulations that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. An additional eight states have laws and/or regulations that allow cannabis use by adults for non-medical purposes. More states are considering permitting cannabis use. Around the world there are countries who are enacting medical and/or adult use cannabis regulations almost weekly. Conversely, under the Controlled Substance Act (the “CSA”), the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited. Until Congress amends the CSA with respect to medical marijuana or there is an outcome of the current lawsuit against the un-constitutional application of cannabis in the CSA, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be facilitating the selling or distribution of drug paraphernalia in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect revenues and profits of the Company. The risk of strict enforcement of the CSA in light of congressional activity, judicial holdings and stated federal policy remains uncertain.

The DOJ (Department of Justice) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our revenue and profits.

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There are conflicts in the United States between Federal and State regulations related to marijuana.

Federal regulation and enforcement may adversely affect the implementation of adult use/medical Cannabis laws and regulations may negatively impact our revenues and profits. As of the date of this Private Placement Memorandum, 29 states and the District of Columbia allow its citizens to use medical marijuana. Additionally, voters in Alaska, Nevada, Oregon, Washington D.C. Colorado, Washington State, Massachusetts, California and Maine have approved ballot measures to legalize cannabis for adult recreational use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. Both the Obama and Trump administrations have effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state designated laws allowing the use and distribution of medical cannabis. In May 2017, Congress unveiled their new budget bill and as such, lawmakers included a provision, known as the Rohrabacher-Farr amendment, that allows states to carry on with crafting their own medical marijuana policies without fear of federal intervention. This bill was passed and as a result, no federal monies have been approved or appropriated to be used to enforce federal law in these cannabis program participating states.

Investors should understand that there is no guarantee that the Trump administration will not attempt to change this again in the future. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its shareholders. While we will not harvest, distribute, or sell cannabis directly, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

Again, Cannabis remains illegal under United States federal law. It is a schedule-I controlled substance. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana trumps state laws that legalize its use for medicinal purposes. At present, the states are standing tall against the federal government, maintaining existing laws and passing new ones in this area. A change in the federal attitude towards enforcement could have a negative effect on the industry, potentially ending it entirely. While we are not insulated from economic risk if such a change were to occur, we believe that by virtue of the fact that we do not sell, or produce Cannabis or Cannabis related products, our shareholders and we should be insulated from federal prosecution or harassment. However, the growers and sellers of adult use and medical cannabis are our primary customers, and if this industry were unable to operate, we would lose substantially all of our potential clients, which would have a negative impact on our business, operations, and financial condition.

Laws and regulations affecting the Cannabis industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal Cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our business. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Variations in provincial Cannabis regulation in Canada could restrict certain of our operations.

In Canada Cannabis legalization officially occurred on October 17, 2018. Our products are designed to fit under the medical registration which is governed by Canadian national legislation. With respect to recreational use, cannabis regulations differ from province-to-province

For medical cannabis use (which we target), those with a prescription are authorized to have up to a five day amount of their prescription. Some patients have 10 grams per day prescriptions. Some patients have 150 grams per days prescriptions. For recreational use (which we do not intend to target), the only constants from province-to-province under the Canadian federal Cannabis Act are a possession limit of up to 30 grams of dried flower (or an equivalent) and a ban on consumption in vehicles. Beyond that, everything from the legal age to the rules on public consumption can be different—though the provinces all share a common goal in discouraging underage use and exposure.

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In the United States, variations in state and local regulation and enforcement in states that have legalized medical/adult use cannabis that may restrict cannabis-related activities, including activities related to adult use/medical cannabis may negatively impact our revenues and profits.

Although we intend to principally operate in Canada and Colombia, where Cannabis has been legal since October 17, 2018, certain of our products may be intended for consumption in the United States. Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized cannabis to varying degrees, other states have created exemptions specifically for cannabis, and several have both decriminalization adult use and medical cannabis laws. Eight states have legalized the adult use of cannabis. Variations exist among states that have legalized, decriminalized or created cannabis exemptions. States have placed limits on the number of homegrown cannabis plants that can be grown. In most states the cultivation of cannabis for personal use continues to be prohibited except for those states that allow small scale cultivation by the individual or collective. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect revenue and profits of the Company.

Prospective customers may be deterred from doing business with a company with significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or adult use cannabis.

Commercialization of our products will require significant resources, and if we do not achieve the sales expected, we may lose the substantial investment made in our products.

We have made and are continuing to make substantial expenditures commercializing our products. We are devoting substantial resources to building our manufacturing and extraction equipment for cannabis and other products as well as continued investment in commercial supply inventories to support commercialization, including our recent hiring of sale, operational and scientific managers. We have and expect to continue to devote substantial resources to establish and maintain a marketing capability for our cannabis products. If we are unsuccessful in our commercialization efforts and do not achieve the sales levels of our products that we expect, we may be unable to recover the large investment we have made in research, development, manufacturing, inventory and marketing efforts, and our business and financial condition could be materially adversely affected.

We will rely on third parties to perform many necessary services for our products, including services related to the distribution, invoicing, storage and transportation of our products.

We intend to retain and partner with third-party service providers to perform a variety of functions related to the sale and distribution of our products, key aspects of which are out of our direct control. If these third-party service providers fail to comply with applicable laws and regulations, fail to meet expected deadlines, or otherwise do not carry out their contractual duties to us, or encounter physical damage or natural disaster at their facilities, our ability to deliver product to meet commercial demand would be significantly impaired. In addition, we may utilize third parties to perform various other services for us relating to sample accountability and regulatory monitoring, including adverse event reporting, safety database management and other product maintenance services. If the quality or accuracy of the data maintained by these service providers is insufficient, our ability to continue to market our products could be jeopardized or we could be subject to regulatory sanctions. We do not currently have the internal capacity to perform these important commercial functions, and we may not be able to maintain commercial arrangements for these services on reasonable terms.

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The failure of any of our third-party distributors to market, distribute and sell our products as planned may result in us not meeting revenue and profit targets.

If one or more of these distributors fail to pursue the development or marketing of the products as planned, our revenues and profits may not reach expectations or may decline. The success of the marketing organizations of our partners, as well as the level of priority assigned to the marketing of the products by these entities, which may differ from our priorities, may determine the success of the product sales. Competition in this market could also force us to reduce the prices of our products below currently planned levels, which could adversely affect our revenues and future profitability.

We will depend on a limited number of customers for the majority of our revenue, and the loss of any one of these customers could substantially reduce our revenue and impact our liquidity.

The loss of any significant customers or partners or reduction in our business activities could cause our revenues to decrease significantly and increase our continuing losses from operations. If our cannabis products are not successful and we cannot broaden our customer base, we will continue to depend on a few customers for the majority of our revenues. Additionally, if we are unable to negotiate favorable business terms with these customers in the future, our revenues and gross profits may be insufficient to allow us to achieve and/or sustain profitability or continue operations.

If we cannot develop and market our products as rapidly or cost-effectively as our competitors, we may never be able to achieve profitable operations.

Our success depends, in part, upon maintaining a competitive position in the development of products. If we cannot maintain competitive products and technologies, our current and potential distribution partners may choose to adopt the products of our competitors. We face competition with respect to our products from major tobacco companies and smaller producers worldwide. Our competitors may develop products that are safer, more effective, have fewer side effects, or are less costly than our products.

Some of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, and marketing and distribution than we do.

Others may bring infringement claims against us, which could be time-consuming and expensive to defend.

Third parties may claim that the manufacture, use or sale of our products, or use of our technologies, infringe their patent rights. As with any litigation where claims may be asserted, we may have to seek licenses, defend infringement actions or challenge the validity of those patents in the patent office or the courts. If these are not resolved favorably, we may not be able to continue to develop and commercialize our product candidates. Even if we were able to obtain rights to a third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors potential access to the same intellectual property. If we are found liable for infringement or are not able to have these patents declared invalid or unenforceable, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or be precluded from participating in the manufacture, use or sale of products or methods of drug delivery covered by patents of others. Any litigation could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. We may not have identified, or be able to identify in the future, U.S. or foreign patents that pose a risk of potential infringement claims. Ultimately, we may be unable to commercialize some of our product candidates as a result of patent infringement claims, which could potentially harm our business.

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If we do not have adequate insurance for product liability, then we may be subject to significant expenses relating to these claims.

Our business entails the risk of product liability. Although we have not experienced any material claims to date, any such claims could have a material adverse impact on our business. Insurance coverage is expensive and may be difficult to obtain and may not be available in the future on acceptable terms, or at all. We shall maintain product liability insurance and evaluate our insurance requirements on an ongoing basis. If we are subject to a product liability claim, our product liability insurance may not reimburse us, or may not be sufficient to reimburse us, for any expenses or losses that may have been suffered. A successful product liability claim against us, if not covered by, or if in excess of our product liability insurance, may require us to make significant compensation payments, which would be reflected as expenses on our statement of operations. Adverse claim experience for our products or insurance industry trends may make it difficult for us to obtain product liability insurance or we may be forced to pay very high premiums, and there can be no assurance that insurance coverage will continue to be available on commercially reasonable terms or at all. Additionally, if the coverage limits of the product liability insurance are not adequate, a claim brought against us, whether covered by insurance or not, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

If we make any acquisitions, we will incur a variety of costs and might never successfully integrate the acquired product or business into ours.

We might attempt to acquire products or businesses that we believe are a strategic complement to our business model. We might encounter operating difficulties and expenditures relating to integrating an acquired product or business. These acquisitions might require significant management attention that would otherwise be available for ongoing development of our business. In addition, we might never realize the anticipated benefits of any acquisition. We might also make dilutive issuances of equity securities, incur debt or experience a decrease in cash available for our operations, or incur contingent liabilities and/or amortization expenses relating to goodwill and other intangible assets, in connection with future acquisitions.

Our business could be harmed if we fail to comply with regulatory requirements and, as a result, are subject to sanctions.

If we, or companies with whom we are developing technologies or who are manufacturing products on our behalf, fail to comply with applicable regulatory requirements, the companies, and we, may be subject to sanctions, including the following:

•	warning letters;

•	fines;

•	product seizures, quarantines or recalls;

•	injunctions;

•	refusals to permit products to be imported into or exported out of the applicable regulatory jurisdiction;

•	total or partial suspension of production;

•	withdrawals of previously approved marketing applications; or

•	criminal prosecutions.

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Risks Related to our Common Stock

Future conversions or exercises by holders of options could dilute our common stock.

Purchasers of our common stock will experience dilution of their investment upon exercise of the employee stock option and other stock options or issued common shares.

Sales of our common stock by our officers and directors may lower the market price of our common stock.

Our officers and directors shall beneficially own a significant aggregate of shares of our outstanding common stock. If our officers and directors, or other stockholders, sell a substantial amount of our common stock, it could cause the market price of our common stock to decrease.

We do not expect to pay dividends in the foreseeable future.

We intend to retain any earnings in the foreseeable future for our continued growth and, thus, do not expect to declare or pay any cash dividends in the foreseeable future.

Anti-takeover effects of certain certificate of incorporation and bylaw provisions could discourage, delay or prevent a change in control.

Our certificate of incorporation and bylaws could discourage, delay or prevent persons from acquiring or attempting to acquire us. Our certificate of incorporation authorizes our board of directors, without action of our stockholders, to designate and issue preferred stock in one or more series, with such rights, preferences and privileges as the board of directors shall determine. In addition, our bylaws grant our board of directors the authority to adopt, amend or repeal all or any of our bylaws, subject to the power of the stockholders to change or repeal the bylaws. In addition, our bylaws limit who may call meetings of our stockholders.

Dependence upon Management and Key Personnel

The Company is, and will be, heavily dependent on the skill, acumen and services of the management of the Company. The loss of the services of this individuals or any other key individuals, including specifically Calum Hughes, and certain others, for any substantial length of time would materially and adversely affect the Company’s results of operation and financial position. (See “Management”).

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2. Management’s Discussion and Analysis and Results of Operations

As a result of the Reorganization Agreement and the change in business and operations of the Company, a discussion of the past financial results of the Company, formally known as Cosmo Ventures, Inc., is not pertinent, and, under generally accepted accounting principles in the United States the historical financial results of AM Biosciences, the acquirer for accounting purposes, prior to the Reorganization Agreement are considered the historical financial results of the Company.

The following discussion highlights the Company’s results of operations and the principal factors that have affected its consolidated financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the Company’s consolidated financial condition and results of operations presented herein. The following discussion and analysis are based on AM Bioscience’s audited and unaudited financial statements contained in this Current Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Allied (or “Allied” or “the Company”) is a public Nevada corporation focused on bringing to market medical cannabis in Canada initially, via our wholly-owned subsidiary AM (Advanced Micro) Biosciences, Inc. that has end stage national license applications.

Allied has plans for international expansion into South America via acquisitions of national license holders. As a research and development company, Allied’s focus is on creating and providing targeted cannabinoid health solutions for today’s medical issues. One of our top R&D priorities is developing effective Post Traumatic Stress Disorder (PTSD)/Post Traumatic Stress Injury (PTSI) solutions.

Led by a team of experienced Industry experts, Allied will use that valuable data to properly select and secure the appropriate products and business activities to ensure the company’s success.

The Company’s vertically integrated approach focuses on sufferers of PTSD. This market includes:

•	Canadian Veterans, with initially an approximate 6,000 veterans available for first contact and onboarding, and a veteran base of approximately 650,000 in Canada from the War Service and Canadian Armed Forces

•	An additional 2,000,000+ Canadian veterans who also suffer in certain numbers from PTSD, including estimates of:

•	740,000 RCMP/Police Officers

•	925,000 Correctional Services Canada/Canadian Border Services Agency/Canadian Peace Officers

•	280,000 Firefighters (not including volunteers)

•	75,000 Paramedics

•	Potential South American market

•	Potential United States market: approximately 15 million veterans.

The Company’s additional focus is on neutraceutical products for veterans and general public through bringing hemp derived nano-technology products to market in the United States. Differentiators from our competitors potentially include the low cost, high margin production that Allied has available via Colombian Production.

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Critical Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year-end is August 31.

Basis of presentation

The financial statements have been prepared on a historical cost basis except for any financial assets and liabilities classified as available for sale.

a)	Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of January 31, 2019.

b)	Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

c)	Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding. As of January 31, 2018, the Company had no dilutive potential common shares.

d)	Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

e)	Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries.

Related party transactions are measured at the exchange amounts.

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f)	Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern as described in Note 1.

g)	Financial instruments

ASC 825, “Financial Instruments,” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, accounts payable and due to related parties. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

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Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as January 31, 2019:

Fair Value Measurements Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant	Balance
	For Identical	Observable	Unobservable	as of
	Instruments	Inputs	Inputs	January 31,
	(Level 1)	(Level 2)	(Level 3)	2019
	$	$	$	$

Assets:
Cash	517,919	–	–	517,919

The Company does not have any liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of January 31, 2019

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

Cash is carried at fair value using a level 1 fair value measurement. The carrying value of accounts payable approximates its fair value because of the short-term nature of the instrument.

h)	Recent accounting pronouncements

In January 2016, the FASB issued ASU 201601, “Financial Instruments – Overall (Subtopic 82510) – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 201601 is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision useful information. ASU 201601 is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (1) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (2) eliminates most real estate specific lease provisions, and, (3) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The ASU is effective for annual and interim periods in fiscal years beginning after December 15, 2019. Entities are required to use a modified retrospective approach when transitioning to the ASU for leases that exist as of or are entered into after the beginning of the earliest comparative period presented in the financial statements. The adoption of this ASU is not expected to have a material effect on the financial statements.

Period from Incorporation on September 13, 2018 to January 31, 2019

Net Revenues

For the period from incorporation on September 13, 2018 to January 31, 2019 (the Company’s fiscal year end), the Company had no revenues and expenses of $183,167. These expenses consisted principally of consulting fees in the development of the Company’s cannabis business, general office expenses, professional fees and rent.

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Net Income (Loss)

For the period from incorporation on September 13, 2018 to January 31, 2019 (the Company’s fiscal year end), the Company had a net operating loss of $183,167.

Liquidity and Capital Resources

As of January 31, 2019, the Company had $521,686 in current assets, consisting of $517,919 in cash and $3,767 in accounts receivable.

In connection with the Reorganization, during the period May 7, 2019 through June 15, 2019, a total of $1,325,000 in proceeds was raised in a private placement to 11 accredited investors at a price of $0.50 per share. In connection with this offering, the Company issued 2,650,000 shares of common stock.

During July 2019, a total of $3,000,000 in proceeds was raised in a private placement to one accredited investor at a price of $0.75 per share. In connection with this offering, the Company issued 4,000,000 shares of common stock.

As a result of these private placement fundings, the Company has sufficient funds for its operations for at least the next 12 months. In connection with its proposed business plan and currently ongoing and proposed acquisitions, however, the Company will be required to complete substantial and significant additional capital formation. Such formation could be through additional equity offerings, debt, bank financings or a combination of any source of financing. There can be no assurance that the Company will be successful in completion of such financings.

Capital Expenditures

For the period from incorporation on September 13, 2018 through January 31, 2019, we had no material capital expenditures. As part of our acquisitions, we have significant and material commitments for capital expenditures as of the date of this Current Report.

MediColombias Acquisition (Colombia Licensed Producer)

In May 2019, the Company entered into an agreement to acquire a company called Medi Colombias SAS. This company is based in Colombia with a full set of licenses and a lease agreement in place to begin production on a 5 hectare parcel of land. We have the ability to scale production to over hundreds of hectares. This is located in the area of Bucamaranga, Colombia.

This acquisition includes a high level scientific team of experts and significant capital expenditures spent on an irrigation holding pond, security towers, fencing, etc. to meet the Colombia minister of justice and minister of agriculture requirements.

The total acquisition price is $5,200,000. That price is payable (a) $185,000 USD within 5 days of signing the acquisition (this has been completed from the private placement funds); (b) $200,000 USD within 30 days of signing the acquisition (this has also been completed from private placement funds); (c) $315,000 USD within three months of signing the acquisition and (d) 4,500,000 shares of common stock valued at $1.00 USD per share.

An additional $700,000 USD will be paid to MediColombias in the form of Advanced Micro or Allied shares at a 30 day moving average market share price, once the terms noted in the following table are achieved. All of these performance-based production volumes are based upon product produced from MediColombias.

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Falcon Ridge Acquisition (Canadian end-stage Licensed Producer applicant).

In May 2019, AM Biosciences closed a share purchase agreement and made the first installment payments for the acquisition of late stage Canadian Licensed Producer applicant: Falcon Ridge (the “Falcon Ridge Acquisition”).

The purchase is for a total of $2,150,000. This payment will be paid (a) $250,000 CDN due May 31, 2019 (this has been paid out of the proceeds of the $0.50 cent private placement); (b) $250,000 CDN due on or before July 01, 2019 (this has also been paid out of the proceeds of the $0.50 cent private placement); (c) $700,000 CDN due within five days of receiving full license (which we anticipate in the fourth quarter of 2019); and (d) 950,000 shares in AM Biosciences valued at $1.00 CDN per share.

We were given the approval from Health Canada as “Confirmation of Readiness” for this application.

Assumption of contract of purchase and sale of 8999 Jim Bailey Rd.

In May 2019, AM Biosciences assumed the contract of purchase and sale of real property located at 8999 Jim Bailey Rd. This is for the purchase of two real lots of approximately 1.1 acres each. This contract of purchase and sale is set to close in the third quarter of 2019. This land will be where the Canadian Licensed Producer and product processing and extraction facility will be located. Land preparation is well underway and is expected to be ready for when the building arrives in the third quarter of 2019.

Natural Health Products Acquisition

In May 2019, as a part of the Falcon Ridge Acquisition, the management team of AM Biosciences were able to negotiate the inclusion of a natural health products catalogue of products. This includes 50 products in the natural health vertical market. Three of these products are of particular interest as they have Natural Health Products registration numbers with Health Canada. AM Biosciences can add these to the product offerings both in Canada and the United States.

Natural health vertical run of first product: “Tactical Relief ™ “

In June 2019, AM Biosciences was able to source, negotiate and execute and agreement to do the first packaging run of the “Tactical Relief” product that is targeted at veterans in the United States. This product is not based on THC, but rather a Hemp-derived CBD product that is targeted at the veteran community. We anticipate selling through a small 500 product launch in the second quarter of 2019. We have been able to secure distribution in Indiana, Kentucky, Tennessee and Illinois. The management and sales of this product is handled through a licensing deal with a company called Savage Consulting, LLC. Due to the national legislation in the United Sates, Allied has licensed the management of the hemp derived CBD product, Tactical Relief™ to Savage Consulting, LLC.

Xtreme Cubes construction has begun

In June 2019, AM Biosciences signed the production and manufacturing contract to begin the manufacturing of the full building for the Canada extraction and production facility. This building will be a fully scalable, modular building. This building is expected to come off of the production line in Nevada sometime in the third quarter of 2019. We anticipate being able to extract and produce additional strain development in this building beginning fourth quarter 2019. The Company made an upfront payment of $230,000 USD in June 2019 and an additional payment of $903,385 in August 2019.

Commitments and Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Off-balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

25

3. Financial Information

FORWARD LOOKING STATEMENTS: STATEMENTS ABOUT OUR FUTURE EXPECTATIONS ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF APPLICABLE FEDERAL SECURITIES LAWS, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WHEN USED HEREIN, THE WORDS “MAY,” “WILL,” “SHOULD,” “ANTICIPATE,” “BELIEVE,” “APPEAR,” “INTEND,” “PLAN,” “EXPECT,” “ESTIMATE,” “APPROXIMATE,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INHERENT IN OUR BUSINESS, INCLUDING THOSE SET FORTH UNDER THE CAPTION “RISK FACTORS” IN THIS DISCLOSURE STATEMENT, AND ARE SUBJECT TO CHANGE AT ANY TIME. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENT.

Financial Statements

Financial Statements of AM (Advanced Micro) Biosciences, Inc.

Pro Forma Historical Financial Statements

Unaudited Pro-Forma Consolidated Statement of Financial Position as at March 31, 2019

Unaudited Pro-Forma Consolidated Statement of Loss for the Period Ended March 31, 2019

26

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of AM (Advanced Micro) Biosciences Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AM (Advanced Micro) Biosciences Inc. as of January 31, 2019 and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from incorporation on September 13, 2018 January 31, 2019. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AM (Advanced Micro) Biosciences Inc. as of January 31, 2019, and the results of its operations and cash flows for the period from incorporation on September 13, 2018 to January 31, 2019 in conformity with accounting principles generally accepted in the United States.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

March 22, 2019

We have served as the Company’s auditor since 2019.

27

AM (Advanced Micro) Biosciences, Inc. Balance Sheet As at January 31, 2019 (Expressed in Canadian dollars)

2019
$

Assets

Current assets
Cash	517,919
Amounts receivable	3,767
521,686

Liabilities and stockholders’ equity

Current liabilities
Accounts payable and accrued liabilities	31,373
31,373

Shareholders’ equity
Common stock, unlimited shares authorized, 50,133,335 shares issued and outstanding (Note 3)	5,013
Additional paid-in capital (Note 3)	672,052
Subscription receivable	(3,585)
Accumulated deficit	(183,167)

490,313

521,686

The accompanying notes form an integral part of these financial statements.

28

AM (Advanced Micro) Biosciences, Inc. Statement of operations and comprehensive loss For the period from incorporation on September 13, 2018 to January 31, 2019 (Expressed in Canadian dollars)

2019
$
Expenses
Consulting fees	85,100
Office and miscellaneous	27,643
Professional expenses	23,881
Rent	30,000
Travel	16,446

Net loss and comprehensive loss	183,167

Basic and diluted loss per share	(0.00)

Weighted average number of common shares outstanding	44,423,691

29

AM (Advanced Micro) Biosciences, Inc. Statement of Changes in Stockholders’ Equity (Expressed in Canadian dollars)

	Common stock
	Number of shares	Amount	Subscription receivable	Accumulated Deficit	Total
		$	$	$	$

Issuance of common-stock (Note 3)	50,133,335	677,065	(3,585)	-	673,480
Comprehensive loss for the period	-	-	-	(183,167)	(183,167)
Balance, January 31, 2019	50,133,335	677,065	(3,585)	(183,167)	490,313

30

AAM (Advanced Micro) Biosciences, Inc. SStatement of Cash Flows fFfor the period from incorporation on September 13, 2018 to January 31, 2019 (Expressed in Canadian dollars)

2019
$
Cash provided by (used in):

Operating activities
Net loss for the period	(183,167)
Changes in non-cash working capital balance:
Increase in amounts receivable	(3,767)
Increase in accounts payable and accrued liabilities	31,373
(155,561)
Financing activity
Proceeds from the issuance of common stock	673,480

Increase in cash	517,919
Cash, beginning of period	-
Cash, end of period	517,919

Supplemental cash flow disclosures:
Income taxes paid	-
Interest paid	-

31

AM (Advanced Micro) Biosciences, Inc.

Statement of Cash Flows

Notes to Financial Statements for the period from incorporation on September 13, 2018 to January 31, 2019

1.	Nature of operations and going concern

Nature of operations

AM (Advanced Micro) Biosciences, Inc. (the “Company”) was incorporated under the British Columbia Business Corporations Act on September 13, 2018. The company is in the business of discovering new medical technologies some of which are cannabis derived to target full scope therapy and support for trauma survivors, military veterans and first responders, however the Company has not begun any operations or obtained the required permits to begin operations. The head office and the registered office of the Company are located at 1405 St. Paul Street, Kelowna BC V1Y 2E4

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss for the period of $183,167 and has no operations at this time which will generate revenue. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company intends on financing its future development activities largely from the sale of equity securities with some additional funding from other traditional financing sources, including related party advances until such time that funds provided by future planned operations are sufficient to fund working capital requirements.

Business Risks

While some states in the United States have authorized the use and sale of cannabis, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against cannabis is subject to change. Because the Company engages in cannabis-related activities in the United States, it assumes certain risks due to conflicting state and federal laws. The federal law relating to cannabis could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized.

On January 4, 2018, United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys (the “Sessions Memorandum”) which rescinded previous guidance from the United States Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum. With the Cole Memorandum rescinded, United States federal prosecutors no longer have guidance relating to the exercise of their discretion in determining whether to prosecute cannabis related violations of United States federal law. In response to the Sessions Memorandum, on April 13, 2018, the United States President Donald Trump promised Colorado Senator Cory Gardner that he will support efforts to protect states that have legalized cannabis. Nevertheless, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company. The Company may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Given the current illegality of cannabis under United States federal law, the Company’s ability to access both public and private capital may be hindered by the fact that certain financial institutions are regulated by the United States federal government and are thus prohibited from providing financing to companies engaged in cannabis related activities. The Company’s ability to access public capital markets in the United States is directly hindered as a result. The Company may, however, be able to access public and private capital markets in Canada in order to support continuing operations.

32

2.	Significant accounting policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year-end is August 31.

Basis of presentation

The financial statements have been prepared on a historical cost basis except for any financial assets and liabilities classified as available for sale.

	h)	Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of January 31, 2019.

	i)	Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

	j)	Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding. As of January 31, 2018, the Company had no dilutive potential common shares.

	k)	Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

	l)	Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries.

Related party transactions are measured at the exchange amounts.

33

m)	Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern as described in Note 1.

n)	Financial instruments

ASC 825, “Financial Instruments,” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

34

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, accounts payable and due to related parties. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as January 31, 2019:

Fair Value Measurements Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant	Balance
	For Identical	Observable	Unobservable	as of
	Instruments	Inputs	Inputs	January 31,
	(Level 1)	(Level 2)	(Level 3)	2019
	$	$	$	$

Assets:
Cash	517,919	–	–	517,919

The Company does not have any liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of January 31, 2019

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

Cash is carried at fair value using a level 1 fair value measurement. The carrying value of accounts payable approximates its fair value because of the short-term nature of the instrument.

i)	Recent accounting pronouncements

In January 2016, the FASB issued ASU 201601, “Financial Instruments – Overall (Subtopic 82510) – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 201601 is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision useful information. ASU 201601 is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (1) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (2) eliminates most real estate specific lease provisions, and, (3) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The ASU is effective for annual and interim periods in fiscal years beginning after December 15, 2019. Entities are required to use a modified retrospective approach when transitioning to the ASU for leases that exist as of or are entered into after the beginning of the earliest comparative period presented in the financial statements. The adoption of this ASU is not expected to have a material effect on the financial statements.

35

2.	Stockholders’ equity

	a)	Authorized:

The Company’s authorized common stock is an unlimited number of common shares.

	b)	Escrow shares:

As at January 31, 2019, there are no shares in escrow.

	c)	Issued and Outstanding:

Issued and outstanding as at January 31, 2019: 50,133,335 shares of common stock.

On the date of incorporation, September 13, 2018, the Company issued 30,000,000 shares of common shares at $0.0001 per share for gross proceeds of $3,000.

On October 12, 2018, the Company issued 15,650,000 shares of common stock at $0.0001 per share for gross proceeds of $1,565.

On October 29, 2018, the Company issued 2,683,334 shares of common stock at $0.15 per share for gross proceeds of $402,500.

On December 15, 2018, the Company issued 466,667 shares of common stock at $0.15 per share for gross proceeds of $70,000.

On January 25, 2019, the Company issued 1,333,334 common shares at $0.15 per share for gross proceeds of $200,000.

3.	Related party transactions and balances

	a)	Key management compensation and related party transactions

All transactions with related parties have occurred in the normal course of operations. Key management is comprised of directors and officers of the Company.

The Company paid or accrued a monthly contracted service fee of $12,000 from October 2018 to January 2019 for a total of $48,000 to its Chief Executive Officer.

The Company paid or accrued a monthly contracted service fee of $10,000 for the month of January 2019 to its Chief Operating Officer.

The Company paid or accrued a monthly contracted service fee of $10,000 for the month of January 2019 to its Chief Business Development Officer.

During the period ended January 31, 2019, the Company entered into a lease agreement with a company controlled by an officer of the Company, as described in Note 8.

	b)	Related party balances

As at January 31, 2019, the Company had a balance owing of $20,000 to related parties, included in accounts payable. The amounts are unsecured, non-interest bearing and have no formal terms of payment.

36

4.	Financial risk factors

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

	i.	Credit risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash account. Cash accounts are held with major banks in Canada. The Company has deposited its cash with a bank from which management believes the risk of loss is low.

	ii.	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable are due within the current operating period. The Company has a sufficient cash balance to settle current liabilities.

	iii.	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company is not exposed to market risk.

	iv.	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

37

5.	Capital management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the business and continue as a going concern. The Company considers capital to be all accounts in equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. Additional funds may be required to finance any business. The Company is not subject to any externally imposed capital requirements.

6.	Income taxes

The Company is subject to Canadian federal and provincial income taxes at an approximate rate of 27%. The reconciliation of the provision for income taxes at the Canadian federal and provincial statutory rate compared to the Company’s income tax expense as reported is as follows:

2019
$

Expected income tax benefit	49,000
Changes in tax benefits not recognized	(49,000)

Provision for income taxes	-

There are no deferred tax assets or liabilities presented in the statement of financial position.

This potential future tax benefit has been offset entirely by a valuation allowance and has not been recognized in these financial statements since the Company cannot be assured that it is probable that such benefit will be utilized in future years.

The tax effect of deductible and taxable temporary differences that give rise to the Company’s deferred income tax assets and liabilities are shown below:

2019
$

Non-capital loss carry forward	49,000

The deferred tax assets have not been recognized because at this stage of the Company’s development it is not determinable that future taxable profit will be available against which the Company can’t utilize such deferred tax assets.

As at January 31, 2019, the Company has non-capital tax losses of approximately $183,000 available for carry-forward to reduce future years’ taxable income. These non-capital tax losses expire in 2039.

38

7.	Commitment

On October 5, 2018, the Company entered into a lease agreement with a company controlled by an officer of the Company for its premises in Kelowna, British Columbia, Canada for a period of five years. In accordance with the lease agreement, the minimum annual lease payments are as follows:

$
2020	60,000
2021	60,000
2022	60,000
2023	60,000
2024	40,000
Total	280,000

In addition to monthly rental payments, the Company is responsible for the common area maintenance fees. Pursuant to the lease agreement, the Company has the option to renew the lease two five year periods. Subsequent to January 31, 2019, the Company and the lessor agreed to terminate this lease agreement effective May 1, 2019.

8.	Subsequent events

Subsequent to the period ended January 31, 2019, the Company issued 6,899,998 shares of common stock for gross proceeds of $210,545.

On February 13, 2019, the Company entered into an Asset Purchase Agreement (“APA”) to acquire the property and assets of Bud’s Pure Naturals Inc. for total consideration of up to 2,000,000 shares of the Company’s common stock. Pursuant to the APA, the Company has issued 1,000,000 shares of common stock on February 13, 2019. The remaining 1,000,000 shares of common stock are contingent upon the occurrence of certain future events.

39

ALLIED CORP.

UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT MARCH 31, 2019

	Allied Corp. (formerly known as Cosmos Ventures Inc.	AM (Advanced Micro) Biosciences Inc
	as at March 31, 2019	as at January 31, 2019	Notes	Adjustments	Consolidated
ASSETS	$	$		$	$
Current assets
Cash	103	394,033	Note 1	157,920	5,697,603
	-	-	Note 2	93,213
	-	-	Note 3	702,335
	-	-	Note 4	1,350,000
	-	-	Note 5	3,000,000
Cash - restricted	-	-		-	-
Deposits	-	-		-	-
Digital assets	-	-		-	-
Amounts receivable	-	2,866		-	2,866
Prepaid expenses	-	-		-	-
	103	396,899		5,303,467	5,700,469
Non-current assets
Convertible loan receivable	-	-		-	-
Property, plant and equipment	-	-		-	-
Licenses and intangible assets	-	-		-	-
Total Assets	103	396,899		5,303,467	5,700,469

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	15,220	23,869	Note 6	200,000	239,089
Due to a related party	44,682	-		-	44,682
	59,902	23,869		200,000	283,771
	-	-		-	-
Total Liabilities	59,902	23,869		200,000	283,771

SHAREHOLDERS’ EQUITY
Share capital	13,000	3,814	Note 1	157,920	5,320,281
			Note 2	93,213
			Note 3	702,335
			Note 4	1,350,000
			Note 5	3,000,000
Additional Paid in Capital	12,000	508,327		-	520,327
Share Subscriptions	-	(2,727)	Note 5	-	(2,727)
Deficit	(84,799)	(138,749)	Note 6	(200,000)	(423,548)
		2,366	Note 7	-	2,366
Accumulated other comprehensive income	-	-		-	-
	(59,799)	373,031		5,103,467	5,416,699
Total Liabilities and Equity	103	396,899	-	5,303,467	5,700,469

Note 1. In Febuary 2019, AM closed a private placement and issued 210,000 Class B Common shares at price of US$0.11 (CAD$0.15) per share for total proceeds of US$157,920 (CAD$ 210,000)

Note 2. On May 22, 2019, AM closed a private placement and issued 215,000 Class B common shares at a price of US$0.37 (CAD$0.15) per share for total proceeds of US$93,213

Note 3. On May 31, 2019, AM closed a private placement and issued 950,000 Class B common shares at a price of US$0.74 (CAD$1.00) per share for total proceeds of US$702,335 (CAD$702,335)

Note 4. On July 1, 2019, the Company was assigned proceeds from a private placement at $0.50 per share completed during May and June 2019 to 11 accredited investors for a total financing of $1,350,000. In August 2019, the Company issued 2,700,000 shares of restricted common stock to such investors

Note 5. From August 1, 2019 through August 13, 2019, the Company completed a private placement at $0.75 per share to an accredited investor for a total raise of $3,000,000. In August 2019, the Company issued 4,000,000 shares of restricted common stock to such investor.

Note 6. The Company’s legal and transaction costs are estimated to be $200,000

Note 7. Adjust relates to the translation of AM financial statements to USD

40

ALLIED CORP.

UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF LOSS

FOR THE PERIOD ENDED MARCH 31, 2019

	Allied Corp. (formerly known as Cosmos Ventures Inc.	AM (Advanced Micro) Biosciences Inc
	as at March 31, 2019	as at January 31, 2019	Notes	Adjustments	Consolidated
	$	$		$	$

Consulting Fees	-	64,497			64,497
Office and Misc	23,108	20,951			44,059
Professional Expenses	-	18,099	Note 2F	200,000	218,099
Rent	-	22,737			22,737
Travel	-	12,464			12,464
	23,108	138,749			361,857

41

Allied Corp.

(Successor of Advanced Micro BioSciences Inc.)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the reorganization of Advanced Micro BioSciences, Inc. and Allied Corp., formerly known as Cosmo Ventures Inc., as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States. For accounting purposes Advanced Micro Bio Sciences Inc. is considered to be acquiring Allied Corp. in the reorganization. The unaudited pro forma condensed consolidated financial information has been presented for the period ended January 31, 2019 for Advanced Micro BioSciences, Inc. and year ended March 31, 2019 for Allied Corp. The Company will amend this Form 8-K to provide unaudited pro forma condensed consolidated financial information for the three months ended April 30, 2019 and June 30, 2019 for Advanced Micro BioSciences and the Company, respectively.

Note 1- Reorganization and Stock Purchase Agreement.

The foregoing description of the terms of the Reorganization and Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

On July 25, 2019, as amended effective August 27, 2019, Allied Corp, a Nevada Corporation, formerly known as Cosmo Ventures Inc. (the “Company “) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of AM (Advanced Micro) Biosciences, Inc., a British Columbia company (“AM Biosciences”). The Reorganization Agreement closed on September 10, 2019. Under the Reorganization Agreement, Pacific Capital Investment Group, Inc., the majority shareholder of the Company (the “Allied Shareholder”) delivered 55,700,714 of common stock, representing approximately 73.2% of the outstanding equity of the Company to SECFAC Exchange Corp. on behalf of the prior shareholders of AM Biosciences and certain other designees of AM Biosciences. Further, as part of the transaction, the Allied Shareholder submitted for cancellation and return to treasury 10,459,317 shares of common stock. As a consequence, immediately subsequent to the acquisition the Company had 82,768,780 shares of common stock outstanding.

As a result of the Reorganization, the Company, through its wholly-owned subsidiary AM Biosciences which has end stage national license applications, is focused on bringing to market medical cannabis in Canada, initially, and on developing effective Post Traumatic Stress Disorder (PTSD)/Post Traumatic Stress Injury (PTSI) solutions.

Note 2 - Adjustments to unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Reorganization Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had AM Biosciences and the Company been a combined company during the specified period. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or other synergies that management may realize as a result of the reorganization. The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found in this Form 8-K.

The adjustments to the unaudited pro forma condensed consolidated financial information as of and for the period ended January 31, 2019 and the year ended March 31, 2009 in connection with the reorganization are presented below:

(a)	In February 2019, AM Biosciences closed a private placement and issued 210,000 Class B Common shares at price of US$0.11 (CAD$0.15) per share for total proceeds of US$157,920 (CAD$ 210,000).

(b)	On May 22, 2019, AM Biosciences closed a private placement and issued 215,000 Class B common shares at a price of US$0.37 (CAD$0.15) per share for total proceeds of US$93,213.

(c)	On May 31, 2019, AM Biosciences closed a private placement and issued 950,000 Class B common shares at a price of US$0.74 (CAD$1.00) per share for total proceeds of US$702,335 (CAD$950,000).

(d)	On July 1, 2019, the Company received proceeds from a private placement at $0.50 per share completed during May and June 2019 to eleven accredited investors raising in the aggregate $1,350,000. The Company issued 2,700,000 shares of restricted common stock to such investors.

(e)	From August 1, 2019 through August 13, 2019, the Company completed a private placement at $0.75 per share to an accredited investor raising in the aggregate $3,000,000 and issued 4,000,000 shares of restricted common stock to such investor.

(f)	The Company’s legal and transaction costs are estimated to be $200,000.

(g)	Adjustment relates to the translation of AM Biosciences financial statements from Canadian dollars to USD.

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4. Properties

Bucamaranga, Colombia

The Company’s 100% owned subsidiary, Medi Colombias, SAS, has secured vast agricultural land extension in both Bucamaranga and Ibagué, both key production farming region of Colombia. Both areas have the benefit of having 12 hours of sunlight year-round, temperatures oscillating between 20-30 degrees celsius, with constant humidity. This environment and situation ideal to growing cannabis at low cost. The Ibague land has an area of 1,400 hectares (about 3,450 acres), all with water rights, an electrical substation, and great paved access to the property. This is situated in close proximity to the free trade zone. The Company currently has lease arrangement for 5 hectares and a cost of $1,600 per month with an option to purchase. Further, the Company has the ability to expand its leased land footprint to the adjacent 24 hectare property.

Kelowna, British Columbia, Canada

The Company’s 100% owned subsidiary, AM (Advanced Micro) Biosciences, Inc. has two purchase agreements in place to acquire two separate but adjacent lots located at 8999 Jim Bailey Road in Kelowna British Columbia, Canada, north of the Kelowna International Airport. The first lot is 1.163 acres and the second lot is 1.122 acres in size. The first lot is currently improved with services and a 4,000 +/- office facility. The lands are zoned I2 General Industrial and allow for “Cannabis Production Facilities” as a Principal Use under the City of Kelowna Consolidated Zoning Bylaw No. 8000. It is anticipated that AM (Advanced Micro) Biosciences, Inc. will close on the purchase of these two lots following the developers completed sub-division on or around December 11, 2019. AM (Advanced Micro) Biosciences, Inc. currently has a 8,784+/- square foot facility being modularly manufactured in Henderson Nevada to be delivered to the first lot identified above and to be used and certified as a GMP Cannabis Cultivation and Extraction Facility meeting all of Health Canada’s licensing guidelines as required and when completed and released. The building is estimated to be delivered on or around December 11, 2019.

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5. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock, (ii) each current director and executive officer of the Company, and (iii) all the current executive officers and directors as a group. The information is set forth as of the time immediately after closing the reorganization.

Pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security. Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person.

After the acquisition of Advanced Biosciences, the following table represents a list of the intended principal stockholders:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage of Stock

Common Stock	Calum Hughes, Chief Executive Officer and Director	9,787,500	14.0%
Common Stock	David Weinkauf, Chief Business Development Officer and Director	9,787,500	14.0%
Common Stock	Anthony Zelen, Director (2)	9,787,500	14.0%
Common Stock	Paul James Bullock, Chief Operating Officer (2)	9,787,500	14.0%
Common Stock	Zelen Consulting, Inc (2).	9,787,500	14.0%
Common Stock	Oceanus Contracting Ltd (3).	8,917,500	12.7%
Common Stock	Malcolm Davidson, Chief Financial Officer
Common Stock	0994091 BC, Ltd. (3)	870,000	1.3%
Common Stock	Fabian Henry	4,350,000	6.2%
Common Stock	All officers and directors (4 persons)	39,150,0000	55.9%

___________

(1)	Calculated pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security. Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person. All of the foregoing shares are legally held of record by SECFAC Exchange Corp., which has an agreement with the shareholders to exchange shares of SECFAC Exchange Corp. for Allied Corp. shares on a one for one basis at the request of any such shareholder.

(2)	All shares of owned by Zelen Consulting, Inc. Mr. Anthony Zelen is the principal of Zelen Consulting, Inc., and consequently may be deemed to be the beneficial owner of shares held by such entity.

(3)	All shares are held through Oceanus Consulting Ltd and 0994091 BC Ltd. Mr. Paul James Bullock is the principal of Oceanus Contracting Ltd. and 09940901 BC Ltd., and consequently may be deemed to be the beneficial owner of shares held by such entities.

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6. Directors and Executive Officers

The table below reflects the Company’s executive officers and directors. There is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director. The address for each such officer and director is 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2.

Name	Intended Positions and Offices

Calum Hughes	Chairman of the Board, Chief Executive Officer and Director
Jim Bullock	Chief Operating Officer and Director
David Weinkauf	Chief Business Development Officer and Director
Anthony Zelen	Chief Communications Officer and Director
Malcolm Davidson	Chief Financial Officer

The Directors and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Calum Hughes, Chairman of the Board, Chief Executive Officer, Director

Calum Hughes has been responsible for leading activities relating to large scale Quality Assurance and Evaluation of Health Programs. He is skilled in the Project Management Institute’s Methodology© for managing projects through mitigating risk, maximizing communication and ensuring project success.

In the past, Calum has created and presented at top level educational presentations for Healthcare Executives, Business Professionals, Psychiatrists, Nursing staff, General Practitioners, Internal Medicine, ObGyn, and Cardiologists. He has worked as an Adjunct Professor for the UBC Faculty of Health and Social Development, as a Consultant to several large for-profit and non-profit Health Organizations and Nutraceutical companies.

Calum, has held an appointment of Adjunct Professor for the University of British Columbia Faculty of Health and Social Development, and is a Registered Kinesiologist with the British Columbia Association of Kinesiologists. He has also completed a Post Baccalaureate Diploma in Gerontology. Calum holds certification in designation of Project Management Professional (PMP) from the Project Management Institute (Pennsylvania, USA). He achieved a 98% (certified with Gold Standing) in his studies towards a LEAN Greenbelt in 2009, and is also working towards his Doctorate Degree with Royal Roads University.

Calum’s past clinical experience includes functioning as a health care provider for patients with co-morbid chronic diseases, acute disability and workplace health & wellness. Working as a clinician, Calum has created Physical & Functional Diagnostic Tools and Chronic Disease Management Protocols for Cardiovascular, Orthopedic, Obesity, Respiratory, Brain Injury, and Cerebrovascular disease. He has created teaching resources and presented at top-level educational presentations regarding Change Management, Quality Improvement, Personality & Communication, Project Management and Lean Manufacturing Method for Healthcare.

Jim Bullock, Chief Operating Officer and Director

Born and raised in Kelowna, BC, Canada, Jim Bullock comes from one of Kelowna’s oldest pioneer families, which possesses a rich history in both agricultural innovation and entrepreneurial spirit. Jim brings 10 years of experience to the Allied team from MMAR, MMPR, and ACMPR cannabis cultivation, genetics, compliance and facility design.

Previous to joining Allied, Jim owned and operated a company specializing in both personal and corporate finance for clients, which offered exportable services in overseas and offshore markets. Earlier, Jim worked in the oil and gas industry specializing in offshore construction. Jim also owned and operated an agricultural management and consulting firm, which renovated and replanted over 2,500 acres of orchard and vineyard in the Okanagan Valley. He was also the Kelowna site operations manager for Kettle Mountain Ginseng, one of the pioneers in the British Colombia ginseng industry.

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David Weinkauf, Chief Business Development Officer and Director

David is a strategic businessman with an extensive background in commercial real estate leasing, development and sales. Throughout his career, David has been involved in approximately $3.0 Billion in real estate development and transactions encompassing over 10 million square feet of facilities and approximately 3,000 acres of land.

David has been involved in numerous private and public entities focused on identifying unique opportunities, investment, strategic development and growth of those companies. As a result, David is currently an advisor to a publicly traded infrastructure company in the international cannabis sector and has been strategic advisor to numerous private companies, civic, economic, academic, philanthropic and government institutions.

In addition to real estate, David has founded current start-ups in disruptive technologies, is the inventor of a product under provisional patent application in the U.S. and volunteers his time to note worthy causes including co-founder of the RSSI Global Initiative Charity for removing sex slave and forced tattoos from formerly oppressed people. David holds a B.Comm. from the University of Calgary, is recognized as Calgary’s Top 40 under 40 alumni and was nominated for Canada’s top 40 under 40 during his career.

Anthony Zelen, Chief Communications and Investor Relations Officer and Director

Anthony has over 22 years of experience in finance, investor relations, and corporate development. He serves as the President of Senergy Communications Inc. a wholly owned private company involved in investor relations, public relations, financing and strategic marketing for the technology, mining and oil and gas industries. Mr. Zelen serves as Chief Executive Officer at Cannalife Capital Corp. a Cannabis focused investment bank. Since 2015 he has also served as a director of BIG Blockchain Intelligence Group Inc. Mr. Zelen has served as Director and/or Officer of numerous publicly traded companies over the last 22 years in a variety of sectors. His business activities within the venture capital arena enabled him to establish a network of accredited investors, angel investors and investment banking contacts throughout North America, Western Europe and Asia.

Malcolm Davidson

Malcolm has a long background as a Chartered Professional Accountant bolstering over 16 years of experience, Malcolm was most recently the CFO for multiple international public mining and exploration companies. During his time with other public companies, Malcolm helped to raise over US$20M in equity financings through public and private offerings. Malcolm was also integral with listing the various companies on the NYSE/American stock exchange and upgrading from the Venture Exchange to the TSX.

Dr. Terry Johnston, Medical Advisor to the Board

Occupational Physician Doing Occupational medicals for Transport Canada Aviation & Marine, WorksafeBC Commerical Dive Medicals as well as DCBC, OGUK off shore Medicals, FAA class 1 examiner as well as fitness to work and pre-placement medicals. Audiometry, Resting and Stress EKGs, NIOSH Drug testing, Chester fitness test, Farnsworth and Titmus visual screening, Visia Facial Skin assessment. 10 years experience in Botox, fillers and skin rejuvenation.

Involvement in Certain Legal Proceedings

No director, executive officer, promoter or control person of Allied has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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7. Executive Compensation.

Compensation Discussion and Analysis

Executive Officer and Director Compensation of the Company

Although compensation has been paid to our officers and directors on behalf of Advanced Biosciences, no compensation has been paid to date from Allied Corp. to any of our existing officers and directors.

Employment Agreements

The Company is not a party to any employment agreement and has no compensation agreement with its Officers or its Directors at this time. The Company intends to enter into employment contracts with its Chief Executive Officer and, Chief Financial Officer upon completion of the private placement..

Equity Compensation Plans

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion. Bonuses will be granted if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives. Other than our bonus plan we have no current equity compensation plans.

All compensation and stock option plans for executives and employees will be governed by the Compensation and Governance Committee.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

Retirement Plans and Benefits.

None.

Director Compensation

We do not have a standard compensation arrangement for directors. Upon completion of the Advanced Bioscience acquisition, the Company intends to form a Compensation and Governance Committee to make such determinations, with approval by both the Board of Directors and the Audit Committee.

8. Certain Relationships and Related Transactions, and Director Independence.

None

Director Independence

The Company is not listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors, such as an audit, nominating or compensation committee. The Company currently does not have any independent directors on its Board.

9. Legal Proceedings.

The Company is currently not in legal proceedings and knows of none that are pending or threatened.

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10. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted in United States markets by OTC Markets Group, Inc., a privately owned company headquartered in New York City, under the symbol “ALID.” We have applied for and anticipate listing on the OTCQB market maintained by OTC Markets Group, Inc. in the near term. There is no assurance that the common stock will continue to be traded on the OTC Markets or that any liquidity exists for our shareholders.

Market Price

As the reorganization closed on September 10, 2019 and does not reflect the current operations of the Company, historical market price information is not material to the operations of the Company.

As of September 10, 2019, the Company had 300,000,000 shares of common stock authorized with 82,768,780 shares issued and outstanding.

Penny Stock Regulations

Our common stock is quoted in United States markets by OTC Markets Group, Inc., a privately owned company headquartered in New York City, under the symbol “ALID.” The sale price of our common stock has been less than $5.00 per share. As such, the Company’s common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock rule.”

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. As long as the Company’s common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

Dividends

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future. We currently intend to use all profits to further the growth and development of the Company.

11. Recent Sales of Unregistered Securities

Effective August 3, 2019 upon review of FINRA the Company completed a 5.666 shares for each one share dividend (accounted for in our financial statements as a one for 6.666 forward stock split), resulting in the issuance of 73,658,000 additional shares of common stock.

Effective August 27, 2019 the Company issued a total of 2,700,000 shares to 11 accredited investors who purchased shares in a private placement during May 2019 at a purchase price of $0.50 per share.

Also effective August 27, 2019 the Company issued a total of 4,000,000 shares to one accredited investor who purchased the shares in a private placement during July 2019 at a purchase price of $0.75 per share.

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12. Description of Registrant’s Securities.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock. There are approximately 82,768,780 shares of our common stock outstanding. The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operation and expansion. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the preferences of any then outstanding shares of preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of our common stock are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. We have not designated or issued any shares of our preferred stock to date.

Item 9.01. Financial Statements and Exhibits.

Financial Statements and Schedules.

The financial statements of AM (Advanced Micro) Biosciences, Inc. are included herein above.

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1

Reorganization Agreement among Allied Corp., Pacific Capital Investment Group, Inc., SECFAC Exchange Corp., AM (Advanced Micro) Biosciences, Inc. and shareholders of AM (Advanced Micro) Biosciences, Inc. Dated as of July 25, 2019 and as amended effective August 27, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp. (Registrant)

Dated: September 10, 2019	By:	/s/ Calum Hughes
Chief Executive Officer

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